Exhibit 99.1

FOR IMMEDIATE RELEASE

AVANGRID Announces Delayed Filing of

Annual Report on Form 10-K

ORANGE, Connecticut — March 16, 2018 — AVANGRID, Inc. (NYSE: AGR) today announced that AVANGRID will be delayed in filing its Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (the “Form 10-K”), beyond the extended deadline of March 16, 2018. AVANGRID is working diligently to file the Form 10-K as soon as possible.

As previously disclosed by AVANGRID in its Notification of Late Filing on Form 12b-25 filed with the Securities and Exchange Commission (“SEC”) on March 2, 2018, AVANGRID has delayed filing its Form 10-K because AVANGRID requires additional time to prepare its accounting records, schedules, internal controls over financial reporting, and management’s evaluation thereof due to a combination of factors relating to certain income tax matters, including the impact of the Tax Cuts and Jobs Act of 2017 enacted by the U.S. federal government on December 22, 2017.

AVANGRID reaffirms the preliminary 2017 results announced in AVANGRID’s press release issued on February 20, 2018, and filed with the SEC on February 20, 2018, as amended by Amendment No 1. on Form 8-K/A filed with the SEC on February 22, 2018. AVANGRID does not expect that the 2017 results presented in its Form 10-K will differ in any material respect from such preliminary results.

AVANGRID is working diligently with its current and former independent registered public accounting firms to complete the review and analysis of certain income tax matters, including deferred income tax liabilities for which immaterial corrections have been made to prior periods, and to obtain the related attestation and audit opinions from its independent auditors. As stated above, AVANGRID intends to file its Form 10-K as soon as possible.

On March 16, 2018, AVANGRID also notified the New York Stock Exchange (the “NYSE”) indicating that AVANGRID is not in compliance with the NYSE’s continued listing requirements under the timely filing criteria established in Section 802.01E of the NYSE Listed Company Manual as a result of its failure to timely file its Form 10-K within the extended time period. The noncompliance with Section 802.01E of the NYSE Listed Company Manual has no immediate effect on the listing or trading of AVANGRID’s common stock on the NYSE under the symbol “AGR.”

Under the NYSE rules, AVANGRID will have six months from March 16, 2018 to file its Annual Report on Form 10-K with the SEC. AVANGRID can regain compliance with the NYSE listing standards prior to such date by filing the Annual Report on Form 10-K with the SEC. If AVANGRID fails to file the Annual Report on Form 10-K prior to such date, then the NYSE may grant, at its discretion, a further extension of up to six additional months, depending on the specific circumstances. In addition, the NYSE may commence delisting proceedings at any time if the circumstances warrant.

As stated above, AVANGRID reaffirms its preliminary 2017 results and intends to file its Form 10-K as soon as possible.

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Forward Looking Statements: This press release contains a number of forward-looking statements. Forward-looking statements may be identified by the use of forward-looking terms such as “may,” “will,” “should,” “can,” “expects,” “future,” “would,” “could,” can,” “expect(s,)” “believe(s),” “anticipate(s),” “intend(s),” “plan(s),” “estimate(s),” “project(s),”“assume(s),” “guide(s),” “target(s),” “forecast(s),” “are (is) confident that” and “seek(s)”“can,” “expects,” “believes,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “assumes,” “guides,” “targets,” “forecasts,” “is confident that” and “seeks” or the negative of such terms or other variations on such terms or comparable terminology. Such forward-looking statements include, but are not limited to, statements about our plans, objectives and intentions, outlooks or expectations for earnings, revenues, expenses or other future financial or business performance, strategies or expectations, or the impact of legal or regulatory matters on business, results of operations or financial condition of the business and other statements that are not historical facts. Such statements are based upon the reasonable current beliefs, expectations, and assumptions of our management and are subject to significant risks and uncertainties that could cause actual outcomes and results to differ materially. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, without limitation: our future financial performance, anticipated liquidity and capital expenditures; actions or inactions of local, state or federal regulatory agencies; success in retaining or recruiting, our officers, key employees or directors; changes in levels or timing of capital expenditures; adverse developments in general market, business, economic, labor, regulatory and political conditions; fluctuations in weather patterns; technological developments; the impact of any cyber-breaches, grid disturbances, acts of war or terrorism or natural disasters; the impact of any change to applicable laws and regulations affecting operations, including those relating to environmental and climate change, taxes, price controls, regulatory approvals and permitting; and other presently unknown or unforeseen factors.

Additional risks and uncertainties are set forth under the “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016 and our Quarterly Report on Form 10-Q for the nine months ended September 30, 2017, which are on file with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements to reflect events or circumstances after the date of this press release, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

About AVANGRID: AVANGRID, Inc. (NYSE: AGR) is a diversified energy and utility company with approximately $32 billion in assets and operations in 27 states. The company owns regulated utilities and electricity generation assets through two primary lines of business, Avangrid Networks and Avangrid Renewables. Avangrid Networks is comprised of eight electric and natural gas utilities, serving approximately 3.2 million customers in New York and New England. Avangrid Renewables operates approximately 7.1 gigawatts of owned and controlled renewable generation capacity, primarily through wind and solar, in 21 states across the United States. AVANGRID employs approximately 6,600 people. For more information, visit www.avangrid.com.

Media Contact:

•	Michael A. West, Jr.
Michael.West@avangrid.com
203.499.3858

Investor Relations Contact:

•	Patricia Cosgel
Patricia.Cosgel@avangrid.com
203.499.2624